Exhibit 10.25

Option No.:

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into and effective as of {Effective Date}, by and between MPS Group, Inc., a Florida corporation (the “Company”), and «First» «Initial» «Last» (the “Optionee”), a non-employee director of the Company.

WHEREAS, on the recommendation of the Board of Directors of the Company (the “Board”), the Company’s Shareholders approved adoption of the 2004 Non-Employee Director Equity Incentive Plan (the “Plan”), providing for, among other things, the award of stock options to directors of the Company as approved by the Compensation Committee of the Board or another Board committee authorized by statute, rule, listing standard and the bylaws of the Company as applicable (the “Committee”); and

WHEREAS, the Committee has granted the Optionee stock options to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of these stock options the Optionee intends to accept nomination and continue to serve as director of the Company if appointed by the Board or elected by the Shareholders, and hereby agrees to the other terms stated herein; and

WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such stock options in accordance with the Plan;

NOW, THEREFORE, as an incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree to the above and as follows:

1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan, and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan is publicly filed and has been made available to the Optionee, which the Optionee hereby acknowledges and agrees, and the Optionee further acknowledges and agrees that this Option is expressly awarded subject to the Plan terms and provisions. To the extent not expressly defined in this Agreement, all capitalized terms shall have the meanings set forth in the Plan.

2. Award of Option and Purchase Price. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s common stock, par value $.01 per share (the “Shares”) for the Option Price (the “Option Price”), as set forth on Schedule A attached hereto and incorporated herein by reference. The date of grant of this Option is «Date», 20(XX).

3. Vesting and Exercise of Option.

(a) Subject to any other conditions herein and in the Plan, this Option shall vest and be exercisable in accordance with Schedule A attached hereto. The Optionee’s vested proportion of the total Award hereunder shall be fixed as of the date the Optionee is no longer a director of the Company and shall not increase thereafter during the additional period, if any, during which this Option may be exercised hereunder, except as set forth below in Sections 4(c) or (d) hereof with respect to termination of directorship in the event of Optionee’s Disability or death. The Option shall expire and shall not thereafter be exercisable on the date specified on Schedule A or shall terminate on such earlier date as determined below pursuant to Sections 4(a) or (b) hereof.

(b) This Option may be exercised by mailing or delivering to MPS Group, Inc., Attention: Corporate Secretary, 1 Independent Drive, Jacksonville, Florida 32202: (i) a written notice of exercise setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for such Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c).

The Committee also may allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions and other legal or stock exchange listing standard limitations, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

4. Termination of Directorship.

(a) Except as otherwise specified in Schedule A hereto, in the event of the Optionee’s resignation, removal or retirement from the Board, other than by reason of Optionee’s (i) breach of fiduciary duty in connection with Optionee’s services as a director of the Company, (ii) being convicted of or pleading guilty or no contest to a felony or crime of moral turpitude in connection with Optionee’s services as a director of the Company, or (iii) death or Disability, the Optionee may exercise this Option at any time within the earlier of the expiration of three (3) years after termination of Optionee’s directorship or the option expiration date set forth in Schedule A, but only to the extent of the proportion of the Option shares which were vested hereunder at the date of termination of Optionee’s directorship.

(b) Except as otherwise specified in Schedule A hereto, in the event of the Optionee’s resignation, removal or retirement from the Board, by reason of Optionee’s (i) breach of fiduciary duty in connection with Optionee’s services as a director of the Company, or (ii) being convicted of or pleading guilty or no contest to a felony or crime of moral turpitude in connection with Optionee’s services as a director of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) In the event of Optionee’s resignation, removal or retirement from the Board because of the Optionee’s incurring a Disability, the Optionee (or his or her personal representative) may exercise this Option after such determination of a Disability at any time prior to the option expiration date set forth in Schedule A.

(d) In the event of the Optionee’s death, the Optionee’s administrators, executors or personal representatives may exercise this Option at any time prior to the option expiration date set forth in Schedule A.

5. Non-transferability of Option. This Option shall not be transferable by the Optionee other than in accordance with the express terms of the Plan.

6. Adjustment in Shares Subject to the Option. The Committee, in its sole and absolute discretion, may make appropriate adjustments in the shares or number of Shares subject to this Option, or in the Option Price, in order to give effect to changes made in the number of outstanding shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change to the Company’s share capital. The Committee shall not be obligated to make any such adjustments and its determination shall be final and binding on all parties hereto.

7. Rights as Shareholder or Director.

(a) This Option shall not entitle the Optionee to any rights as a shareholder of the Company with respect to any Shares subject to this Option until it his been exercised and any such Shares issued.

(b) This Agreement does not confer upon the Optionee any right with respect to nomination, appointment, election or continuation of engagement as a director of the Company, nor does it in any way interfere with or contradict the bylaws of the Company or any other voting agreement or arrangement as any of such may relate to the nomination, appointment, term or termination of service as a director of the Company.

8. Entire Agreement; No Oral Waiver or Modification. This Agreement, together with the provisions of the Plan (which are incorporated herein by reference), constitutes the entire Agreement between the Optionee and the Company with respect to the Option granted hereunder. This Agreement may only be waived, modified, amended or altered in a further writing signed by both the Optionee and the Committee.

9. Withholding. This Option and the issuance of the Shares contemplated hereby are subject to the Optionee satisfying whatever arrangements the Company in its discretion deems necessary or appropriate to comply with all applicable federal, state or local tax withholding requirements. The Company shall have no obligation to deliver a certificate evidencing the Shares purchased upon exercise of the Option unless and until withholding arrangements satisfactory to the Company are satisfied. The Optionee’s failure to comply with the required withholding arrangements shall result in forfeiture of any benefits hereunder.

10. Applicable Law. The Plan and this Agreement shall be governed by the laws of the State of Florida.

MPS GROUP, INC.

By:
{Authorized Official}

{Name of Optionee}

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

MPS GROUP, INC.

AND

[OPTIONEE]

1.	Number of Shares Subject to Option: _________ shares.

2.	Option Price: $_________ per share.

3.	Date of Grant: _______________, 20(XX)

4.	Option Vesting Schedule:

Check one:

( )	Options are exercisable with respect to all shares on or after the date hereof

( )	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares                        Vesting Date

provided, however, that if there is a Change in Control of the Company (as defined in the Plan), then all previously unvested options shall vest immediately.

5.	Option Exercise Period:

Check One:

( )	All options expire and are void unless exercised on or before

_________, 20(XX).

( )	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares                         Expiration Date

6.	Resale Restriction; Restricted Shares: Optionee agrees that he or she will not sell or otherwise dispose of for value any Shares Optionee obtains upon exercise of the Option until the first to occur of either:

(i)	two (2) years having elapsed since the date of grant stated in 3. above;

(ii)	a Change in Control of the Company (as defined in the Plan); or

(iii)	the termination of the Optionee’s services as director of the Company by reason of the Disability or death of the Optionee.

Until the lapsing of the foregoing restrictions on the sale or disposition of any Shares acquired by the Optionee on the exercise of the Option, the Company may in its discretion issue one or more stock certificates (the “Certificate(s)”) in the name of the Optionee for any Shares acquired by the Optionee upon the exercise of the Option which Optionee hereby acknowledges and agrees would be subject to and bear the following legend:

“The transferability of this certificate and the resale of the shares of stock represented hereby are subject to limitations pursuant to the terms and conditions of a Stock Option Agreement entered into between the registered owner and MPS Group, Inc. Copies of such Agreement are on file in the offices of the Secretary, MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202.”

The Company may in its discretion issue in the name of the Optionee the Shares in an uncertificated form as properly recorded in the books and records of the Company, including its stock transfer book, which Shares Optionee hereby acknowledges and agrees would be subject to the same restrictions and limitations on transferability as are set forth for the Certificate(s) herein.